Exhibit 10.4

WARRANT ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

THIS WARRANT ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT (this “Agreement”) is entered into as of [_], by among Four Leaf Acquisition Corporation, a Delaware corporation (“Company”), Xiaoyu Dida Interconnect International Limited, an exempted company incorporated in the Cayman Islands with limited liability (“Pubco”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Warrant Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Warrant Agreement (as defined below).

RECITALS

WHEREAS, the Company and the Warrant Agent are parties to a certain Warrant Agreement, dated as of March 16, 2023 (the “Warrant Agreement”), pursuant to which Company issued warrants to purchase its shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) (the “Warrants”);

WHEREAS, the Company entered into that certain Agreement and Plan of Merger, dated as of December 17, 2024 (the “Merger Agreement”) with Pubco, Xiaoyu Dida Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Pubco (“Merger Sub 1”) and Xiaoyu Dida (USA) Company, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Pubco (“Merger Sub 2”);

WHEREAS, pursuant to the Merger Agreement and subject to the terms and conditions therein, (i) Merger Sub 1 will be merge with and into the Company (“Merger 1”), with the Company being the surviving company and becoming a wholly-owned subsidiary of Pubco and (ii) immediately following the consummation of Merger 1, the Company as the surviving company of Merger 1 will be merged with and into Merger Sub 2, a wholly-owned subsidiary of Pubco (“Merger 2”, together with the Merger 1, the “Mergers”), with Merger Sub 2 being the surviving corporation and becoming a wholly-owned subsidiary of Pubco.

WHEREAS, pursuant to the Merger Agreement, at the Merger 1 Effective Time (as defined in the Merger Agreement), each Warrant outstanding immediately prior to the Merger 1 Effective Time shall be assumed by Pubco and converted into one warrant issued by Pubco (“Pubco Warrants”), and all such converted Warrants shall thereupon cease to be outstanding and shall automatically be canceled and retired and shall cease to exist. Each of the Pubco Warrants shall have, and be subject to, substantially the same terms and conditions set forth in the Warrant Agreement, except that they shall represent the right to acquire ordinary shares of Pubco, par value $0.00005 per share (“Pubco Ordinary Shares”), in lieu of shares of Class A Common Stock of the Company.

WHEREAS, Section 4.4 of the Warrant Agreement provides that, in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and is not a subsidiary of any entity whose shareholders did not own all or substantially all of the Class A Common Stock in substantially the same proportions immediately prior to such transaction and that does not result in any reclassification or reorganization of the outstanding shares of Class A Common Stock) (a “Merger Event”), the Warrant holders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Class A Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such merger or consolidation, that the Warrant holders would have received if such holder had exercised his, her or its Warrant(s) immediately prior to such event;

WHEREAS, the board of directors of the Company has determined that the consummation of the transactions contemplated by the Merger Agreement will constitute a Business Combination as defined in the Warrant Agreement;

WHEREAS, in connection with the Mergers, pursuant to the Merger Agreement and the Warrant Agreement, the Company desires to assign all of its right, title and interest in the Warrant Agreement and the Warrants to Pubco, and Pubco desires to accept such assignment and assume the obligations of the Company under the Warrant Agreement and the Warrants with the same force and effect as if Pubco were initially a party to the Warrant Agreement and Warrants; and

WHEREAS, Section 9.9 of the Warrant Agreement provides that the Company and the Warrant Agent may amend the Warrant Agreement without the consent of any Registered Holder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained therein or adding or changing any other provisions with respect to matters or questions arising under the Warrant Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the Registered Holders.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, Pubco, and the Warrant Agent covenant and agree for the benefit of the holders of Warrants as follows:

ARTICLE 1

PUBCO ASSUMPTION AND CONSENT

Section 1.01. Assumption. As of and with effect on and from the Merger 1 Effective Time, the Company hereby assigns to Pubco all of the Company’s right, title and interest in and to the Warrant Agreement and the Warrants (as amended hereby), and Pubco hereby assumes the obligations of the Company under the Warrant Agreement and the Warrants (as amended hereby) arising on, from and after the Merger 1 Effective Time.

Section 1.02. Consent. The Warrant Agent hereby consents to (i) the assignment of the Warrant Agreement and the Warrants by the Company to Pubco pursuant to Section 1.01 hereof and the assumption of the Warrant Agreement and the Warrants by Pubco from the Company pursuant to Section 1.01 hereof, in each case effective as of the Merger 1 Effective Time, and (ii) the continuation of the Warrant Agreement (as amended hereby), in full force and effect from and after the Merger 1 Effective Time.

ARTICLE 2

AMENDMENT

Section 2.01. Amendment of Warrant Agreement. Effective as of the Merger 1 Effective Time, the Company and the Warrant Agent hereby amend the Warrant Agreement as provided in this Section 2.01, and acknowledge and agree that the amendments to the Warrant Agreement set forth in this Section 2.01 are to provide for the delivery of alternative issuance pursuant to Section 4.4 of the Warrant Agreement (in connection with the Merger 1 and the transactions contemplated by the Merger Agreement):

(a) References to the “Company”. All references to the “Company” in the Warrant Agreement (including all Exhibits thereto) shall be references to Pubco.

(b) References to “Common Stock”. All references to “Common Stock” in the Warrant Agreement (including all Exhibits thereto) shall be references to Pubco Ordinary Shares.

(c) References to “Business Combination”. All references to “Business Combination” in the Warrant Agreement (including all Exhibits thereto) shall be references to the transactions contemplated by the Merger Agreement, and references to “the completion of an initial Business Combination” and all variations thereof in the Warrant Agreement (including all Exhibits thereto) shall be references to the Merger 1 Effective Time.

(d) Notice Clause. Section 9.2 of the Warrant Agreement is hereby deleted and replaced with the following:

9.2 Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery, one business day after delivery to an overnight courier servicer, or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, in each case addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

Xiaoyu Dida Interconnect International Limited

Building 34, Tian’an Headquarters Center,

No. 555 Panyu Avenue North,

Donghuan Street, Panyu District,

Guangzhou 511400

People’s Republic of China

Attention: Wendong Li

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery, one business day after delivery to an overnight courier servicer, or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, in each case addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004

Attention: Compliance Department

ARTICLE 3

MISCELLANEOUS

Section 3.01. Applicable Law and Exclusive Forum. Section 9.3 of the Warrant Agreement is incorporated herein by reference and shall apply to this Agreement, mutatis mutandis.

Section 3.02. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Agreement as to the parties hereto and signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 3.03. Effectiveness of the Amendment. Each of the parties hereto acknowledges and agrees that the effectiveness of this Agreement shall be expressly subject to the occurrence of the Merger 1 and substantially contemporaneous occurrence of the Merger 1 Effective Time and shall automatically be terminated and shall be null and void if the Merger Agreement shall be terminated for any reason in accordance with the terms therein.

Section 3.04. Successors. All the covenants and provisions of this Agreement by or for the benefit of Pubco, the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

Section 3.05. Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

Section 3.06. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Warrant Assignment, Assumption and Amendment Agreement to be duly executed as of the date first written above.

Four Leaf Acquisition Corporation
as the Company

By:
Name:	Bala Padmakumar
Title:	Chief Executive Officer

[Signature Page to Warrant Assignment, Assumption and Amendment Agreement]

IN WITNESS WHEREOF, the parties have caused this Warrant Assignment, Assumption and Amendment Agreement to be duly executed as of the date first written above.

Xiaoyu Dida Interconnect International Limited
as Pubco

By:
Name:
Title:

[Signature Page to Warrant Assignment, Assumption and Amendment Agreement]

IN WITNESS WHEREOF, the parties have caused this Warrant Assignment, Assumption and Amendment Agreement to be duly executed as of the date first written above.

Continental Stock Transfer & Trust Company
as Warrant Agent

By:
Name:
Title:

[Signature Page to Warrant Assignment, Assumption and Amendment Agreement]